Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 11, 2005, with respect to the consolidated financial statements of Novavax, Inc., Novavax Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Novavax, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2004, in the following registration statements:

(1) Registration Statement Number 33-80277 on Form S-8

(2) Registration Statement Number 33-80279 on Form S-8

(3) Registration Statement Number 333-46000 on Form S-8

(4) Registration Statement Number 333-77611 on Form S-8

(5) Registration Statement Number 333-97931 on Form S-8

(6) Registration Statement Number 333-110401 on Form S-8

(7) Registration Statement Number 333-22685 on Form S-3

(8) Registration Statement Number 333-77609 on Form S-3

(9) Registration Statement Number 333-32142 on Form S-3

(10) Registration Statement Number 333-53194 on Form S-3

(11) Registration Statement Number 333-69874 on Form S-3

(12) Registration Statement Number 333-76696 on Form S-3

(13) Registration Statement Number 333-104695 on Form S-3

(14) Registration Statement Number 333-108006 on Form S-3

(15) Registration Statement Number 333-118181 on Form S-3

(16) Registration Statement Number 333-118210 on Form S-3

/s/ Ernst & Young LLP

March 11, 2005